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                                                                     EXHIBIT 5.1




                                 June 17, 1996




Post Properties, Inc.
Post Apartment Homes, L.P.
3350 Cumberland Circle
Suite 2200
Atlanta, Georgia 30339

            Re: Post Properties, Inc. and Post Apartment Homes, L.P. --
                Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Post Properties, Inc., a Georgia corporation (the "General Partner"), and Post Apartment Homes, L.P., a Georgia limited partnership (the "Operating Partnership," and collectively with the General Partner, the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of (A) the common stock, par value $.01 per share ("Common Stock") of the General Partner, preferred stock, par value $.01 per share ("Preferred Stock") of the General Partner, and depositary shares representing Preferred Stock ("Depositary Shares"), in an aggregate principal amount not to exceed $300,000,000, to be issued by the General Partner, and (B) the debt securities ("Debt Securities"), in an aggregate principal amount not to exceed $300,000,000, to be issued by the Operating Partnership.

     In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.


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Post Properties, Inc.
Post Apartment Homes, L.P.
June 17, 1996
Page 2
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     We have assumed that the execution and delivery of, and the performance of all obligations under, an indenture between the Operating Partnership and the trustee (the "Trustee"), in the form attached to the Registration Statement as
Exhibit 4.1 (the "Indenture") will be duly authorized by all requisite action by the Operating Partnership and the Trustee, and that the Indenture will be duly executed and delivered by, and will be a valid and binding agreement of, the Operating Partnership and the Trustee, enforceable against the Operating Partnership and the Trustee in accordance with its terms.

     We have also assumed that the execution and delivery of, and the performance of all obligations under, a deposit agreement (the "Deposit Agreement") among the Company, the depositary (the "Depositary") and the holders from time to time of Depositary Receipts will be duly authorized by all requisite action by the parties thereto and that the Deposit Agreement will be duly executed and delivered by, and will be a valid and binding agreement of, the parties thereto, enforceable against such parties in accordance with its terms.

        This opinion is limited in all respects to the federal laws of the United States of America and the laws of the States of Georgia and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that:

     (i) The General Partner is a corporation validly existing and, based solely on a certificate of the Secretary of State of the State of Georgia, in good standing under the laws of the State of Georgia;

     (ii) The Operating Partnership is a validly existing limited partnership under the laws of the State of Georgia;

     (iii) Upon the due authorization of the issuance of shares of Common Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable;

     (iv) Upon the due authorization of the issuance of shares of Preferred Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable;

     (v) Upon the due authorization of the issuance of shares of Preferred Stock to be represented by Depositary Shares and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), each Depositary Share will represent an interest in a validly issued, fully paid and nonassesable share of preferred stock and, assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement.

     (vi) Upon the due authorization of the issuance of Debt Securities and the issuance and sale thereof as described in the Registration Statement (together with any applicable



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Post Properties, Inc.
Post Apartment Homes, L.P.
June 17, 1996
Page 3
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Prospectus Supplement) and, when executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, the Debt Securities will (x) be valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms and (y) be entitled to the benefits of the Indenture.

     The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, and
(ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law).

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                   Very truly yours,



                                   King & Spalding